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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

ADCARE HEALTH SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ADCARE HEALTH SYSTEMS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held
June 1, 2012
and
PROXY STATEMENT

IMPORTANT

Please mark, sign and date your proxy
and promptly return it in the enclosed envelope.

ADCARE HEALTH SYSTEMS, INC.
5057 Troy Road
Springfield, Ohio 45502-9032
(937) 964-8974

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 1, 2012

April 17, 2012

To Our Shareholders:

        The Annual Meeting of Shareholders of AdCare Health Systems, Inc. (the "Company") will be held at the Hilton Columbus at Easton, 3900 Chagrin Drive, Columbus, Ohio 43219, on June 1, 2012, at 10:00 a.m. local time, for the following purposes:

  1.
  To elect three (3) directors of the Company each to serve a three (3) year term expiring at the Annual Meeting of Shareholders to be held in 2015;

  2.
  To amend the Company's Articles of Incorporation to increase the number of authorized shares of Company stock from 30,000,000 presently authorized to 60,000,000 shares;

  3.
  To amend the Company's 2011 Stock Incentive Plan to increase the maximum number of shares of Company stock that may be issued under such Plan from the current maximum of 1,000,000 to an aggregate of 2,000,000 shares.

  4.
  To transact any other business which may properly come before the meeting or any adjournment thereof.

        Accompanying this Notice of Annual Meeting is a form of a Proxy, Proxy Statement, and a copy of the Company's Form 10-K Annual Report for the year ended December 31, 2011, all to be mailed on or about April 17, 2012.

        Our Board of Directors has fixed April 4, 2012, as the record date for the determination of shareholders entitled to notice and to vote at the annual meeting and any adjournment thereof. A list of shareholders will be available for examination by any shareholder at the annual meeting and for a period of 10 days before the annual meeting at our executive offices.

        You will be most welcome at the annual meeting and we hope you can attend. Our directors and officers are expected to be present to answer your questions and to discuss the Company's business.

        We urge you to execute and return the enclosed proxy as soon as possible so that your shares may be voted in accordance with your wishes. If you attend the annual meeting, you may cast your vote in person and your proxy will not be used. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares.

By Order of the Board of Directors,
Carol Groeber Secretary

PLEASE SIGN AND MAIL THE ENCLOSED PROXY
IN THE ACCOMPANYING ENVELOPE
NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES

ADCARE HEALTH SYSTEMS, INC.
5057 Troy Road
Springfield, Ohio 45502-9032

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

June 1, 2012

        This proxy statement is furnished to the shareholders of AdCare Health Systems, Inc., an Ohio corporation (the "Company"), in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders to be held at the Hilton Columbus at Easton, 3900 Chagrin Drive, Columbus, Ohio 43219 on June 1, 2012 at 10:00 a.m., and at any adjournment or postponement thereof (the "Annual Meeting"). The enclosed proxy is being solicited by our Board of Directors. This proxy statement and the enclosed proxy will be first sent or given to our shareholders on approximately April 17, 2012.

        We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Representatives of the Company may solicit proxies by mail, telegram, telephone, fax, or personal interview.

        The shares represented by the accompanying proxy will be voted as directed if the proxy is properly signed and received by us prior to the Annual Meeting. If no directions are made to the contrary, the proxy will be voted FOR the election of Jeffrey L. Levine, David A. Tenwick and Gary L. Wade as directors of the Company for three (3) year terms expiring at the Annual Meeting in 2015 and FOR the amendment to the Company's Articles of Incorporation to increase the number of authorized shares of common stock, no par value, from 29,000,000 shares presently authorized to 55,000,000 shares and to increase the number of authorized shares of preferred stock from 1,000,000 to 5,000,000 and FOR the amendment to the Company's 2011 Stock Incentive Plan to increase the maximum number of shares of Company stock that may be issued under the Plan from the current maximum of 1,000,000 to an aggregate of 2,000,000 shares and to transact such other business as may properly come before the meeting or any adjournment thereof. Any shareholder voting the accompanying proxy has the power to revoke it at any time before its exercise by giving notice of revocation to us, by duly executing and delivering to us a proxy card bearing a later date, or by voting in person at the annual meeting. The officers, directors, and nominees for directors of the Company are the beneficial owners of 24% of the Company's issued and outstanding shares. The officers, directors and nominees for directors of the Company have indicated that they will vote for each nominee for director, for the amendment to the Articles of Incorporation, and for the increase in shares to the 2011 Stock Incentive Plan.

        Only holders of record of our common stock at the close of business on April 4, 2012 will be entitled to vote at the Annual Meeting. At that time, we had 13,307,555 shares of common stock outstanding and entitled to vote. Each share of our common stock outstanding on the record date entitles the holder to one vote on each matter submitted at the Annual Meeting.

        The presence, in person or by proxy, of one-third of the outstanding shares of our common stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and non-votes will be counted for purposes of determining the presence or absence of a quorum. Non-votes occur when shares are voted on some matters, but not others. The election of the director nominees requires the favorable vote of a plurality of all votes cast by the holders of our common stock at a meeting at which a quorum is present. The amendment to the Articles of Incorporation and the increase in shares available under the 2011 Stock Incentive Plan requires that the affirmative vote of a majority of common stock present and entitled to vote on this matter. All votes will be tabulated by the inspector of elections for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

No Dissenters' Rights

        The proposals described in this Proxy Statement will not afford shareholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their sharers.

ELECTION OF DIRECTORS

        Our Articles of Incorporation, as amended, provide that the number of directors shall be fixed at nine (9) with three (3) directors to be elected each year to serve a three (3) year term. At the 2010 Annual Shareholder Meeting, Christopher Brogdon, Peter J. Hackett and Laurence E. Sturtz were elected as directors for three (3) year terms expiring in 2013, Jeffrey L. Levine was elected as director for a two (2) year term expiring in 2012, and Joshua J. McClellan and Boyd P. Gentry, were each elected as directors for one (1) year terms expiring in 2011. At the 2011 meeting of shareholders, directors, Philip S. Radcliffe, Joshua J. McClellan and Boyd P. Gentry, were elected for three (3) year terms expiring in 2014. At the 2012 meeting of shareholders, Jeffrey L. Levine, David A. Tenwick and Gary L. Wade, have been nominated for three (3) year terms expiring in 2015.

        It is intended that, unless otherwise directed, the shares represented by the enclosed proxy will be voted FOR the election of Jeffrey L. Levine, David A. Tenwick and Gary L. Wade as directors of the Company for three (3) year terms expiring at the Annual Meeting in 2015.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS PROPOSAL TO ELECT THE FOLLOWING NOMINEES FOR DIRECTOR.

        The following table sets forth each nominee's name, age, and his position with the Company:

Name	Age	Position Held	Term Expiring
Jeffrey L. Levine	60	Director	2015
David A. Tenwick	74	Director	2015
Gary L. Wade	75	Director	2015

        Jeffrey L. Levine.    Mr. Levine was elected to the Board of Directors at the December 2005 annual shareholders' meeting. He also served as a director of the Company from its organization in 1991 until 2003. Mr. Levine received his Bachelor of Science (BS) in business from Miami University in 1973 and his Juris Doctor from Capital University Law School in 1976. He has worked as an industrial and commercial real estate broker from 1975 to present. He is the President of the Levine Real Estate Company and Senior Vice President of Cassidy Turley. He is the past President of Larry Stein Realty. Mr. Levine has extensive experience in negotiating and appraising commercial and investment real estate. Mr. Levine has served as an officer and director on several private and public real estate companies and financial institutions. He is a member of the National Association of Realtors, the Ohio

State Bar Association and the Florida State Bar Association. Mr. Levine's extensive real estate background provides experience the Board considers valuable.

        David A. Tenwick.    Mr. Tenwick, our founder, has served as our Chairman and as a director since our organization was founded in August 1991. Prior to founding our Company, Mr. Tenwick was an independent business consultant from 1982 to 1990. Through this capacity, he has served as a director and an officer of several businesses, including Douglass Financial Corporation, a surety company, and AmeriCare Health & Retirement, Inc., a long-term care management company. From 1967 until 1982, Mr. Tenwick was a director and an officer of Nucorp Energy, Inc., a company which he co-founded. Nucorp Energy was a public company which invested in oil and gas properties and commercial and residential real estate. Prior to founding Nucorp, he was an enforcement attorney for the SEC. Mr. Tenwick is a member of the Ohio State Bar Association and was a founding member of the Ohio Assisted Living Association, an association that promotes high quality assisted living throughout the State of Ohio. Mr. Tenwick earned his Bachelor of Business Administration (BBA) and Juris Doctor (JD) degrees from the University of Cincinnati in 1960 and 1962, respectively. Mr. Tenwick's tenure with the Company and legal and business background provides experience the Board considers valuable.

        Gary L. Wade.    Mr. Wade has served as our President and as a director since 1995 and became Chief Executive Officer in 1998. Mr. Wade became Co-Chief Executive Officer (with Boyd Gentry) on January 10, 2011 and retired as Chief Executive Officer and President on June 30, 2011. In 1988 Mr. Wade was a co-founder of AdCare Health Systems, Inc., whose assets we acquired in 1995. Prior to that, he served as the Chief Executive Officer and President of St. John's Mercy from 1980 to 1989 and was responsible for the development and operation of Oakwood Village Retirement Community in 1987, a 230-unit continuing care retirement community, and the operation of St. John's Center, a sub-acute long-term care facility. His extensive experience in health care also includes work with chemical abuse treatment programming and the care for Alzheimer's patients. Mr. Wade earned his undergraduate degree at Ohio University and his Master of Business Administration (MBA) from Xavier University, where he specialized in hospital and health care administration. He is a past Chairman of the Ohio Assisted Living Association and served on the Government Relations and Health Care committees of the Association of Ohio Philanthropic Homes. Mr. Wade's tenure with the Company and healthcare business background provides experience the Board considers valuable.

INFORMATION CONCERNING THE BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS

Board Leadership, Diversity and Structure

        Our Board has no formal policy on whether the same person should simultaneously serve as Chairman of the Board and Chief Executive Officer. This approach allows the Board to elect the most qualified Director to serve as Chairman, while preserving the flexibility to separate the Chairman and Chief Executive Officer roles when necessary. Currently, the Board has determined that David A. Tenwick and Boyd P. Gentry are the most qualified persons to serve as Chairman of the Board and Chief Executive Officer, respectively.

        Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices which the Board and senior management believe promote our corporate purposes, are sound and represent best practices. We strive for diversity on our Board and seek to nominate persons whose collective background and experience are relevant to the Company's operation and strategy. We continually review these governance practices to make sure we comply with state and Federal laws.

        Our Board of Directors oversees all business, property and affairs of the Company. Our officers keep the members of the Board informed of our business through discussions at Board meetings and by providing them with reports and other materials.

Risk Oversight

        Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full Board of Directors in setting the Company's business strategy is a key part of its assessment of management's appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company. Risk is assessed throughout the business, focusing on three primary areas of risk: financial risk, legal/compliance risk and operational/strategic risk.

        While the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from an outside consultant. In addition, in setting compensation, the Compensation Committee strives to create a combination of near term and is working on longer term incentives that encourage a level of risk-taking behavior consistent with the Company's business strategy.

Meetings and Compensation of the Board of Directors

        It is the Company's policy that directors will attend all board meetings in addition to the meetings of the committees on which they serve. If a director cannot attend in person it is expected that they attend by teleconference when possible. If a director is unable to attend in person or by teleconference, prior notice is to be provided.

        Our Board of Directors had a total of seven (7) meetings, our Audit Committee had a total of four (4) meetings and our Compensation Committee had a total of two (2) meetings during the year ended December 31, 2011. All but three (3) directors attended all of the meetings they were responsible for attending. One director, Mr. McClellan, missed two telephonic Board meetings and one Committee meeting and two (2) directors missed one quarterly meeting. During the first calendar quarter of 2012, our Board of Directors had a total of two (2) meetings, our Audit Committee had two (2) meetings and our Compensation Committee had one (1) meeting. All directors attended all meetings.

        Directors who are not employed by the Company receive a retainer of $4,500 per month plus $1,000 for each meeting attended in person and $500 for each meeting attended via conference call. Committee chairs receive an additional $1,100 per month as a retainer.

Shareholder Communication

        Our Board of Directors welcomes communications from shareholders. Shareholders may send communications to the Board of Directors or to any director in particular, c/o Carol Groeber, AdCare Health Systems, Inc., 5057 Troy Road, Springfield, Ohio 45502-9032. Any correspondence addressed to the Board of Directors or to any one of our directors in care of our offices (or by email to carolg@adcarehealth.com) will be forwarded to the addressee without review by management.

        We make our proxy solicitation materials on Schedule 14A, annual reports on Form 10-K, quarterly reports on From 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act available free of charge on our website at www.adcarehealth.com as soon as reasonably practicable after we electronically file such material with the SEC.

Committees of the Board of Directors

        We have an Audit Committee, a Compensation Committee and an Executive Committee.

        The Audit Committee was established in accordance with section 3(e)(58)(A) of the Exchange Act. The Audit Committee has the responsibility of reviewing our financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities and determining that all audits and examinations required by law are performed. The Audit Committee also approves the appointment of the independent auditors for the next fiscal year, approves the services to be provided by the independent auditors and the fees for such services, reviews and approves the auditor's audit plans, review and reports upon various matters affecting the independence of the independent auditors and review with the independent auditors the results of the audit and management's responses.

        The Audit Committee was established in 1995, and its charter was adopted in December, 2005. The charter can be found on our website at www.adcarehealth.com. The current Audit Committee is composed of Messrs. Hackett, Levine, Radcliffe and Sturtz. During 2011, all of the members of the Audit Committee were considered "independent," as independence for Audit Committee members is defined in applicable rules of the NYSE Amex listing standards and the rules of the SEC. The Board of Directors has designated Peter J. Hackett as Chairman of the Audit Committee and as "audit committee financial expert" as defined by Item 407 of Regulations S-K of the Exchange Act.

        The Compensation Committee was established in 1995, and its charter was adopted in December, 2005. The charter can be found on our website at www.adcarehealth.com. During 2011 the Compensation Committee was comprised of Messrs. Radcliffe, Levine and McClellan. Our Compensation Committee is responsible for establishing our compensation plans. Its duties include the development with management of benefit plans for our employees and the formulation of bonus plans and incentive compensation packages. The Board of Directors has designated Philip S. Radcliffe as Chairman of the Compensation Committee.

        The Executive Committee was established in 1991 in order to take actions necessary between the meetings of the Board of Directors. The Executive Committee is authorized to exercise all the powers of the Board of Directors and the management and business affairs of the Company, other than that of filling vacancies among the Directors or any Committee of the Board of Directors. At the beginning of 2011, the Executive Committee was comprised of Messrs. Tenwick, Wade, Hackett and Brogdon. In mid 2011, Mr. Gentry was added to the Executive Committee in replacement of Mr. Wade.

        The Board of Directors has no standing nominating committee. We believe that, as a result of the role of the independent directors, as described below, it is not necessary to have a separate nominating committee at this time. Five of our nine current Directors, Messrs. Hackett, Levine, Radcliffe, Sturtz, and McClellan were independent in 2011 as determined utilizing the standards for director "independence" set forth in applicable rules of the NYSE Amex listing standards. The independent members of the Board select nominees for election as Directors by majority vote. In selecting nominees for Director, the Board does not operate pursuant to a charter.

        In selecting Director nominees, the Board of Directors considers, among other factors, the existing composition of the Board of Directors and the mix of its members appropriate for the perceived needs of AdCare. The Board of Directors believes that continuity in leadership and tenure maximizes the Board of Directors ability to exercise meaningful oversight. Because qualified incumbent Directors are generally uniquely positioned to provide shareholders the benefit of continuity of leadership and seasoned judgment gained through experience as a director, the Board of Directors will generally consider as potential candidates those incumbent Directors interested in standing for re-election who they believe has satisfied Director performance expectations, including regular attendance at, preparation for and meaningful participation in meetings of the Board of Directors and committee thereof. While the Board does not have a formal policy on diversity, it seeks nominees with a broad diversity of experiences, professions, skills and backgrounds. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

Compensation Committee Interlocks and Insider Participation

        During 2011, the Compensation Committee was comprised of Messrs. Levine, Radcliffe and McClellan. None of the members of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries.

        None of our executive officers has served:

  •
  as a member of the compensation committee of another entity which has had an executive officer who has served on our compensation committee;

  •
  as a director of another entity which has had an executive officer who has served on our compensation committee; or

  •
  as a member of the compensation committee of another entity which has had an executive officer who has served as one of our directors.

        The Board of Directors will consider the recommendations of shareholders regarding potential director candidates. In order for shareholder recommendations regarding possible director candidates to be considered by the Board of Directors:

  •
  such recommendations must be provided to the Board of Directors c/o AdCare Health Systems, Inc., 5057 Troy Road, Springfield, Ohio 45502-9032, in writing at least 120 days prior to the date of the next scheduled annual meeting;

  •
  the nominating shareholder must meet the eligibility requirements to submit a valid shareholder proposal under Rule 14a-8 of the Securities Exchange Act of 1934, as amended; and

  •
  the shareholder must describe the qualifications, attributes, skills or other qualities of the recommended director candidate.

Purpose of the Compensation Committee of the Board of Directors and Committee Report

        The Compensation Committee advises the Board of Directors with respect to the compensation of each senior executive and each member of the Board of Directors. The Committee is also charged with the oversight of compensation plans and practices for all employees of the Company. The Compensation Committee relies upon data made available for the purpose of providing information on organizations of similar or larger scale engaged in similar activities. The purpose of the Compensation Committee's activity is to assure that the Company's resources are used appropriately to recruit and maintain competent and talented executives and employees able to operate and grow the Company successfully.

        Based upon its review and the discussions referred to herein the Committee has further recommended to the Board of Directors that the disclosure of compensation paid or awarded to executive officers and directors as required by Item 402 of Regulation S-K be disclosed pursuant to the filing of this proxy statement.

Philip S. Radcliffe—Chairman	Joshua J. McClellan	Jeffrey Levine

Indemnification of Directors and Officers

        Our Articles of Incorporation and Code of Regulations limit the liability of officers and directors to the extent currently permitted by the Ohio Revised Code.

        While indemnification for liabilities under the Securities Act of 1933 is permitted to our directors, officers, and controlling people, we have been advised that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim of indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our directors, officers, or controlling people in a successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with our securities, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, ask a court of appropriate jurisdiction to decide whether or not such indemnification is against public policy as expressed in the Act. We will be governed by the final adjudication of the issue.

Code of Ethics

        We have a Business Conduct Policy applicable to all employees of the Company. Additionally, the Chief Executive Officer and all senior financial officers, including the principal financial officer, the principal accounting officer or controller, or any person performing a similar function are bound by the provisions of our code of ethics relating to ethical conduct, conflicts of interest, and compliance with the law. Our code of Business Conduct and Ethics can be found on our website at www.adcarehealth.com.

Report of Audit Committee of the Board of Directors

        The Audit Committee consults with our Chief Financial Officer and other key members of our management and with our independent auditors with regard to the plan of audit; reviews, in consultation with the independent auditors, their report of audit, or proposed report of audit and the accompanying management letter, if any; and consults with our Chief Financial Officer and other key members of our management and with our independent auditors with respect to the adequacy of the internal accounting controls.

        In fulfilling its responsibilities, the Audit Committee selected Battelle & Battelle LLP as our independent accountants for purposes of auditing our financial statements for 2011. The Audit Committee has reviewed and discussed with management and the independent auditors our audited financial statements; discussed with the independent auditors the matters required to be disclosed by Codification of Statements on Auditing Standards No. 61, as amended; received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1; and discussed with the independent accountants their independence from our Company.

        Based on the reviews and discussions with management and Battelle & Battelle LLP, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Securities and Exchange Commission.

        The Board of Directors evaluated the independence of each member of the Audit Committee. As part of its evaluation, the Board of Directors determined, in the exercise of its business judgment, that Messrs. Hackett, Levine, Radcliffe and Sturtz are independent under NYSE Amex standards and is financially literate each in his own capacity.

        Based upon the work and the information received in the inquiries outlined above, the Audit Committee is satisfied that its responsibilities for the period ended December 31, 2011, were met and that our financial reporting and audit processes are functioning effectively.

Submitted by the Audit Committee of the Board of Directors
Peter J. Hackett Jeffrey L. Levine Philip S. Radcliffe Laurence E. Sturtz

 MANAGEMENT

Executive Officers and Directors

        The following table sets forth certain information with respect to our executive officers and directors. We have historically separated the function of Chairman of the Board and Chief Executive Officer as we believe that the Company is better served by these functions being performed by separate individuals.

Name	Age	Position	Expiration of Term
David A. Tenwick(1)	74	Director, Chairman of the Board	2012
Christopher Brogdon(1)	63	Director, Vice-Chairman, Chief Acquisitions Officer	2013
Boyd P. Gentry(1)	53	Director, President, CEO	2014
Gary L. Wade	75	Director	2012
Peter J. Hackett(1)	74	Director	2013
Jeffrey Levine	60	Director	2012
Joshua J. McClellan	40	Director	2014
Philip S. Radcliffe	74	Director	2014
Laurence E. Sturtz	69	Director	2013
Martin D. Brew	51	Chief Financial Officer, Treasurer
David Rubenstein	45	Chief Operations Officer

(1)
Members of the Executive Committee.

        Directors are elected at the annual meeting of shareholders and hold office for a term of three (3) years or until their successors are elected and have qualified. All officers serve at the discretion of the Board of Directors. The Board has a four-person Executive Committee. At the beginning of 2011 the Executive Committee was comprised of David A. Tenwick, Christopher Brogdon, Gary L. Wade, and Peter J. Hackett. In mid 2011, Mr. Gentry was added to the committee in replacement of Mr. Wade. The Executive Committee is elected by the whole Board of Directors and meets in between regularly-scheduled Board meetings in order to take needed actions.

        Christopher Brogdon.    Mr. Brogdon was appointed as a director by existing members of the Board in September 2009 and was elected by the shareholders in 2010. Mr. Brogdon currently serves as the Company's Vice-Chairman and Chief Acquisition Officer. Mr. Brogdon has been primarily responsible for directing the Company's acquisition strategy. Mr. Brogdon brings to AdCare more than 20 years of experience in the nursing home, assisted living and retirement community. Since 1998, Mr. Brogdon has owned and operated Brogdon Family LLC which owns and operates nursing homes, assisted living facilities and restaurants. Mr. Brogdon previously served as Chairman of the Board of NYSE-listed Retirement Care Associates (RCA) and NASDAQ-listed Contour Medical. Mr. Brogdon's extensive background with public companies and his experience in nursing home development, acquisitions and mergers as well as his experience in financing those activities provides experience the Board considers valuable.

        Boyd P. Gentry.    Mr. Gentry was appointed as a director by existing members of the Board of Directors in December 2009 and became Co-Chief Executive Officer of the Company on January 10, 2011 and President and Chief Executive Officer on June 30, 2011. Mr. Gentry was employed by Mariner Health Care, Inc., a former NYSE publicly held long-term health care provider, from 1995 to

2007, and promoted to Chief Financial Officer subsequent to its 2004 going private transaction sponsored by National Senior Care. He transitioned to an ongoing consulting role for Mariner in September 2007 when he was recruited to Millenium Pharmacy Systems, Inc. to serve as Chief Financial Officer. He remained with Millenium until 2009 and rejoined Mariner Health Care, Inc. as its President in April of 2010. From 1982 until 1995, Mr. Gentry was employed with Bank of America and its predecessors with various financial responsibilities as Senior Vice President. Mr. Gentry received his Bachelor of Arts (BA) in Economics from Knox College in Galesburg, Illinois and his Master of Business Administration (MBA) in Finance and Accounting from Southern Methodist University in Dallas, Texas. Mr. Gentry's expertise and background in the healthcare industry provides experience the Board considers valuable especially as the Company expands its operations and adds to the number of nursing home beds that it owns or leases.

        Joshua J. McClellan.    Mr. McClellan was appointed as a director by existing members of the Board of Directors in December 2009 and was elected by the shareholders in 2010. From 1996 to 2006, Mr. McClellan served as Founder and President of McClellan Health Systems, Inc., located in northwest Ohio. Through acquisitions and development, he grew his company from a single, skilled nursing facility to a large regional healthcare provider for over 650 residents which he sold in June, 2006 for $53M. In 2011, he developed and opened a large rehab facility in Denman, Colorado which has the capacity to provide rehabilitation and other medical services to approximately 100 residents. Mr. McClellan received his Bachelor of Science (BS) from Ohio State University and his Master of Business Administration (MBA) from the University of Findlay in Findlay, Ohio. Mr. McClellan is also a member of the Young Presidents Organization. Mr. McClellan's expertise and background in the healthcare industry (particularly nursing homes) provides experience the Board considers valuable.

        Peter J. Hackett.    Mr. Hackett was appointed as a director by existing members of the Board of Directors in May 2005 and he was elected by the shareholders in June 2007. Mr. Hackett is a certified public accountant who received his BA degree from the University of Notre Dame and his Masters of Arts degree from The Ohio State University in 1959 and 1965, respectively. Mr. Hackett worked as an auditor and was a stockholder in the accounting firm of Clark, Schaefer, & Hackett & Co. from 1962 to 2003. Mr. Hackett served as a Chief Executive Officer of Clark, Schaefer, & Hackett & Co. from 1991 to 1999 and was Chairman from 1999 to 2003. Mr. Hackett currently acts as a consultant for Clark, Schaefer, & Hackett & Co. Mr. Hackett is a member of the American Institute of Certified Public Accountants and the Ohio Society of Certified Public Accountants. Mr. Hackett was a member of the board of directors of Mercy Medical Center from 1972 to 1995. Mr. Hackett is also involved in numerous civic and charitable affiliations in the Springfield, Ohio area. Mr. Hackett's extensive financial and auditing background provides experience the Board of Directors considers valuable.

        Philip S. Radcliffe.    Mr. Radcliffe has served as a director since our organization was founded in August 1991. Mr. Radcliffe spent his career in the industrial computer industry. Through the 1960s, Mr. Radcliffe was employed by IBM and then the Westinghouse Electric Company in their Computer and Instruments Division. Mr. Radcliffe next became an entrepreneur and participated in the start up of an industrial systems integration supplier. Mr. Radcliffe served as the Chief Financial Officer of this company and led the effort in the company becoming public and directed all SEC reporting requirements. In 1980 Mr. Radcliffe started his own virtual company in the Washington, DC area providing turnkey data acquisition and control systems to industry and the government. Since 1992, Mr. Radcliffe has assisted several early stage high tech companies in developing their business plan, locating funds and providing oversight and mentoring. Since 1970, Mr. Radcliffe has served on the boards of directors of several private and public companies. Mr. Radcliffe has served as a mentor for the Dingman School of Entrepreneurship, affiliated with the University of Maryland School of Business. Mr. Radcliffe received his Bachelor Degree from Baldwin Wallace College in 1959. Mr. Radcliffe's expertise and background in founding and advising start-up companies and helping them transition to a public SEC reporting companies provides experience the Board considers valuable.

In addition, his expertise in information technology is valuable as the Company continues to acquire long-term care facilities.

        Laurence E. Sturtz.    Mr. Sturtz was appointed as a director by existing members of the Board of Directors in June 2005 and was elected by the shareholders at the December 2005 annual meeting. Mr. Sturtz is a retired attorney at law. He received his BA in Economics, and his JD degree from The Ohio State University, graduating in 1964 and 1967, respectively. Mr. Sturtz was a prominent trial lawyer in Columbus, Ohio and also specialized in representing companies of all sizes until his retirement in 2002. Mr. Sturtz left the private practice of law for six years (1982-1988) and served as Vice President and General Counsel, and then President and Chief Executive Officer of Strata Corporation, a public company based in Columbus, Ohio. In 1988, Mr. Sturtz returned to the private practice of law and became the senior litigator with the firm of Carlile Patchen & Murphy LLP. Mr. Sturtz was admitted to practice before the United States Supreme Court and had five cases before the Court during the course of his career. Mr. Sturtz has served as a director of Advanced Biological Marketing, Inc. since 2007 and was Chairman of the Board of The Language Access Network ("TLAN") from March, 2006 until December 2007. Mr. Sturtz currently works as a mediator and arbitrator in Florida and Ohio. Mr. Sturtz' extensive legal experience, management background and experience with public companies provides experience the Board considers valuable.

        Other than Messrs. Tenwick, Brogdon and Gentry who are also directors, the following persons serve as executive officers of the Company:

        Martin D. Brew.    Mr. Brew was appointed as Chief Financial Officer and Treasurer of the Company in June 2011. Mr. Brew brings to AdCare extensive financial management experience in the senior housing, hospitality, real estate industries. Mr. Brew is a seasoned finance and healthcare industry executive who brings more than thirty years of experience and from 2007 to 2010 served as Vice President of Finance of, and provided consulting services to, Formation Capital, a private equity firm with expertise in the senior housing industry. While at Formation, Mr. Brew played key roles in the company's mergers and acquisitions, due diligence and financial modeling and analysis processes, which processes included the post-acquisition integration and oversight of Genesis Health Care, a $2 billion former public company that owns and operates more than 200 nursing facilities, and at Tandem Health Care, an owner of more than 70 nursing facilities. Prior to 2007, Mr. Brew served as Treasurer and Chief Accounting Officer at Jameson Inns, a publicly traded owner and operator of hotels. Mr. Brew received his Bachelor of Science (BS) in Business from Indiana University and is a Certified Public Accountant.

        David Rubenstein.    Mr. Rubenstein has more than 23 years of experience in long-term care facility management and was appointed to serve as the Company's Executive Vice President and Chief Operating Officer in December 2011. From March 2010 until December 18, 2011, Mr. Rubenstein served as Chief Executive Officer of LaVie Management Services, where he was responsible for the management of operations of the skilled nursing facility company. From January 2009 to March 2010, Mr. Rubenstein was the Chief Executive Officer of Coastal Administrative Services as well as the Executive Vice President of Strategy and Support for Genoa Healthcare, where he was responsible for oversight of information technology, accounting and reimbursement issues for the skilled nursing facility companies. From January 2006 to December 2008, Mr. Rubenstein served as the Chief Development Officer for Genoa Healthcare Consulting, where he oversaw the acquisition and divestiture of skilled nursing facilities. Mr. Rubenstein holds a Bachelor of Science (BS) in Accounting from the University of Rhode Island.

Ownership of Common Stock by Directors and Executive Officers

        The following table sets forth, as of March 16, 2012, the beneficial ownership of our common stock by each of our directors, each executive officer named in the Summary Compensation Table, and by all directors and executive officers as a group.

Names and Address	Number(†)		Percent of Total(††)
David A. Tenwick	800,772	(1)	6.3%
8503 Misty Woods Circle
Powell, OH 43065
Christopher Brogdon	1,366,763	(2)	10.9%
345 Heards Ferry Road N.W.
Atlanta, GA 30328
Gary L. Wade	452,687	(3)	3.6%
4714 Merrimont
Springfield, OH 45503
Boyd P. Gentry	220,088	(4)	1.8%
84 Palisades Road
Atlanta, GA 30309
Peter J. Hackett	38,578	(5)	*
505 West Home Road
Springfield, OH 45504
Jeffrey Levine	61,590	(6)	*
3720 Ridgeleigh Rd. #D
Kettering, OH 45429
Joshua J. McClellan	126,611	(7)	1.0%
8442 Strawberry Lane
Niwot, CO 80305
Philip S. Radcliffe	60,512	(8)	*
106 Burnham
Williamsburg, VA 23188
Laurence E. Sturtz	112,999	(9)	*
3421 Pointe Creek Court, Apt #106
Bonita Springs, FL 34134
Martin D. Brew	0	(10)	*
6838 South Bluff Ct
Gainesville, GA 30506
David Rubenstein	0	(11)	*
5605 Millwick Drive
Alpharetta, GA 30005
All Directors and Officers as a Group	3,240,600		24.0%

*
Less than 1%

(†)
Except as otherwise specified, each individual has sole and direct beneficial voting and investment power with respect to shares of our common stock indicated.

(††)
Percentage is calculated based on 12,202,042 shares of our common stock outstanding as of March 16, 2012.

(1)
Includes 104,260 warrants at $1.11 per share, 104,260 warrants at $2.05 per share, 104,260 warrants at $2.73 per share and 104,260 warrants at $3.63.

(2)
Includes 855,254 shares held directly by Connie B. Brogdon (his spouse), 180,759 shares held by Christopher Brogdon, 110,250 warrants which are currently exercisable by Christopher Brogdon at $2.72 per share, 110,250 warrants which are currently exercisable by Christopher Brogdon at $3.63 per share, 110,250 warrants which are currently exercisable by Christopher Brogdon at $4.53.

(3)
Includes 56,079 warrants at $1.11 per share, 56,079 warrants at $2.05 per share, 56,079 warrants at $2.73 per share, 56,079 warrants at $3.63 per share, 8,820 options at $1.36 per share and 10,000 options at $4.32 per share.

(4)
Includes 175,000 warrants at $3.93 per share.

(5)
Includes 7,720 options at $1.36 per share, 10,000 options at $4.32 per share, 882 warrants at $1.11 per share, 882 warrants at $2.05 per share, 882 warrants at $2.73 per share and 882 warrants at $3.63 per share.

(6)
Includes 7,720 options at $1.36 per share, 10,000 options at $4.32 per share, 3,087 warrants at $1.11 per share, 3,087 warrants at $2.05 per share, 3,087 warrants at $2.73 per share and 3,087 warrants at $3.63 per share.

(7)
Includes 10,000 options at $4.32 per share

(8)
Includes 441 options which are exercisable at $2.27 per share, 7,720 options at $1.36 per share, 10,000 options at $4.32 per share, 4,907 warrants at $1.11 per share, 4,907 warrants at $2.05 per share, 4,907 warrants at $2.73 per share and 4,907 warrants at $3.63 per share.

(9)
Includes 7,720 options at $1.36 per share, 10,000 options at $4.32 per share, 9,667 warrants at $1.11 per share, 9,667 warrants at $2.05 per share, 9,667 warrants at $2.73 per share and 9,667 warrants at $3.63 per share.

(10)
Has been awarded 52,500 options at $5.48 which are currently non-vested.

(11)
Has been awarded 100,000 warrants at $4.13 and 100,000 warrants at $4.97 which are currently non-vested.

Ownership of Common Stock by Principal Shareholders

        The following table sets forth information as of March 16, 2012, relating to the beneficial ownership of common stock by each person known by us to beneficially own more than 5% of our outstanding shares of common stock.

Names and Address	Number(†)		Percent of Total(††)
Connie B. Brogdon	1,366,763	(1)	10.9%
345 Heards Ferry Road N.W.
Atlanta, GA 30328
AQR Capital Management, LLC	1,138,011	(2)	9.9%
Two Greenwich Plaza, 3rd Floor
Greenwich, CT 06830

(†)
Except as otherwise specified, each individual has sole and direct beneficial voting and investment power with respect to shares of our common stock indicated.

(††)
Percentage is calculated based on 12,202,042 shares of our common stock outstanding as of March 16, 2012.

(1)
Includes 180,759 shares held by Christopher Brogdon (her spouse), 110,250 warrants which are currently exercisable by Christopher Brogdon at $2.72 per share, 110,250 warrants which are currently exercisable by Christopher Brogdon at $3.63 per share, 110,250 warrants which are currently exercisable by Christopher Brogdon at $4.53.

(2)
Includes debt securities that are convertible into 1,138,011 shares of common stock.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth the amount accrued by us during fiscal year 2011 for services rendered by our named executive officers. This includes all compensation awarded to, earned by or accrued for the executive officers listed below during the periods in question:

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary	Bonus	Stock awards	Option(4) awards	Non-equity incentive plan compensation		All other compensation(1)	Total
David A. Tenwick,	2011	$221,333					$—	$47,072	$268,405
Chairman (PEO)	2010	$165,476	$100,000				$—	$41,540	$307,016
Christopher Brogdon,	2011				$177,023		$—	$25,000	$202,023
Vice-Chairman and Chief Acquisitions Officer	2010	$—	$100,000	$—	$—		$—	$—	$100,000
Gary L. Wade(2),	2011	$105,097			$14,925		$—	$137,697	$257,719
President, Co-Chief Executive Officer	2010	$159,965	$100,000				$—	$36,541	$296,506
Boyd Gentry	2011	$279,629			$679,982	$		$35,918	$995,529
President, Chief Executive Officer
Scott Cunningham(3),	2011	$87,437	$—				$—	$11,126	$98,563
Chief Financial Officer (PFO)	2010	$132,401	$75,000				$—	$15,270	$222,671
Martin D. Brew,	2011	$103,333	$—		$158,979		$—	$8,089	$270,401
Chief Financial Officer (PFO)
David Rubenstein,	2011	$—	$150,000		$350,068		$—	$—	$500,068
Chief Operating Officer

(1)
Includes annual expense allowances for Mr. Tenwick in the amount of $40,000, for Mr. Wade in the amount of $35,000, for Mr. Gentry in the amount of $30,000, for Mr. Cunningham in the amount of $15,000 and for Mr. Brew in the amount of $15,000. Represents for Mr. Brogdon a guarantee fee paid to him in connection with his personal guarantee of our obligations under the lease with respect to the Red Rose facility.

(2)
Mr. Wade's salary is included in this table for the first six months of the year. He retired on June 30, 2011. He was paid additional compensation in the last six months of the year totaling $106,661 under a retirement agreement and $10,000 in director compensation which is reflected in all other compensation. Mr. Wade also received 10,000 options valued at $14.925 along with the other directors.

(3)
Mr. Cunningham is included in this table for the first six months of the year. He left AdCare's employment on June 30, 2011. He was paid additional compensation in the last six months of the year totaling $105,884 under a severance agreement.

(4)
Assumptions utilized by us in valuing stock based compensation are discussed in Note 10 to our consolidated Financial Statements included in our Annual Report.

Employment Agreements

        We entered into an employment agreement with Mr. Gentry effective January 10, 2011 (the "Gentry Agreement"). The terms of the Gentry Agreement include an annual salary of $300,000 per year, an annual performance bonus of up to 100% of the annual salary based on standards to be established by the Compensation Committee of the Board of Directors and participation in the Company's Executive Expense Allowance program to the extent of $30,000 per year. Pursuant to the Gentry Agreement, Mr. Gentry also received equity compensation in the form of a warrant to purchase 250,000 shares of the Company's common stock with an exercise price per share equal to $4.13 per share. The warrant vested as to one-third of the underlying shares on each of January 10, 2011 and January 9, 2012 and the warrant will vest as to one-third of the underlying shares on January 9, 2013. In the event Mr. Gentry resigns for "good reason", is terminated for "cause", or a "change in control" occurs while he is employed by the Company, the warrant immediately become 100% vested. If Mr. Gentry resigns his employment for "good reason" or the Company terminates Mr. Gentry's employment without "cause", Mr. Gentry or his successors and assigns, shall be entitled to severance pay in an amount equal to two (2) times the sum of his annual salary plus target bonus, payable in substantially equal installments at least monthly for twenty-four (24) months after the termination date, plus if such termination occurs within three (3) months before or twenty-four (24) months after the occurrence of a "change in control" the Mr. Gentry is entitled to an additional payment equal tithe sum of annual salary plus target bonus, payable at least monthly in substantially equal installments over a period not to exceed twelve (12) months which period shall begin immediately after the expiration of the Gentry Initial Severance Period. For the period for which severance pay is paid, i.e., twenty-four (24) or thirty-six (36) months following termination of employment, Mr. Gentry within three (3) months before or twenty-four (24) months after the occurrence of a change in control of the Company (the "Gentry Severance Period"), Mr. Gentry and his family are entitled to continue to be covered under all employee benefit plans of the Company under which executive officers of the Company are covered and at the same cost and under the same terms and conditions as apply to executive officers, provided, however, that if the Company is unable under applicable law or the insurer will not permit the Mr. Gentry to be covered under any such plan, the Company is required to pay Mr. Gentry an amount each month during the Gentry Severance Period equal to the Company's cost of coverage for similarly situated executive officers.

        We entered into an employment agreement with Mr. Rubenstein effective December 19, 2011 (the "Rubenstein Agreement"). The terms of the Rubenstein Agreement include an annual salary of $300,000 per year to be increased to $325,000 by June 30, 2012, an annual performance bonus of up to 75% of the annual salary based on standards to be established by the Compensation Committee of the Board of Directors and a one-time signing bonus of $150,000. On December 19, 2011, Mr. Rubenstein also received equity compensation in the form of (i) a warrant to purchase 100,000 shares of the Company's common stock with an exercise price equal to $4.13 per share, which warrant vests as to one-third of the underlying shares on each of the three subsequent anniversaries of the grant date and (ii) a warrant to purchase 100,000 shares of the Company's common stock, with an exercise price of $4.97 per share, which warrant vests as to one-third of the underlying shares on each of the second, third and fourth anniversaries of the grant date. In the event Mr. Rubenstein resigns for a "good reason" or a "change in control" occurs while he is employed by the Company, the warrants immediately become 100% vested. If, during the first three (3) months of continuous employment with the Company, Mr. Rubenstein resigns his employment for "good Reason" or the Company terminates his employment without "cause," then Mr. Rubenstein is entitled to severance pay in the form of salary continuation for three (3) months. If after a minimum of three (3) months of continuous employment with the Company, but less than six (6) months of continuous employment with the Company, Mr. Rubenstein resigns his employment for "good reason" or the Company terminates Mr. Rubenstein's employment without "cause" (other than due to his disability), then Mr. Rubenstein or his successors and assigns, is entitled to receive severance pay in an amount equal to one-half (1/2) of his annual salary, payable in substantially equal installments at least monthly for six (6) months after his termination date. If, after a minimum of six (6) months of continuous employment with the Company Mr. Rubenstein resigns his employment for "good Reason" or the Company terminates Mr. Rubenstein's employment without "cause" (other than due to his disability) then Mr. Rubenstein's successors and assigns shall receive the severance pay and benefits hereafter provided. The severance pay shall be an amount equal to one (1) times the sum of annual salary payable in substantially equal installments at least monthly for twelve (12) months after the termination date (the "Rubenstein Initial Severance Period"), plus if such termination occurs within three (3) months before or twenty-four (24) months after the occurrence of a "change in control," then Mr. Rubenstein is entitled to an additional one-half time the sum of annual salary plus target bonus, payable in substantially equal installments at least monthly for six (6) months beginning immediately after the expiration of the Rubenstein Initial Severance Period. For the period for which severance pay is paid, i.e., three (3), six (6), twelve (12) or eighteen (18) months following termination of employment (the "Rubenstein Severance Period"), Mr. Rubenstein and his family are entitled to continue to be covered under all employee benefit plans of the Company under which executive officers of the Company are covered and at the same cost and under the same terms and conditions as apply to executive officers, provided, however, that if the Company is prohibited by applicable law or its issuer from covering Mr. Rubenstein under any such plan, then the Company shall pay to Mr. Rubenstein an amount each month during the Rubenstein Severance Period equal to the Company's cost of coverage for similarly situated executive officers.

        For purposes of the above referenced Gentry Agreement and Rubenstein Agreement, the following terms have the following meanings: (i) resignation for "good reason" means the officer's resignation within ninety (90) days following the Company's failure to cure a material breach of this Agreement within thirty (30) days after the officer gives the Company written notice of such breach within ninety (90) days of the occurrence of such breach; (ii) "cause" means the officer's fraud, dishonesty, willful misconduct, or gross negligence in his performance of his duties, or the officer's conviction for a crime of moral turpitude, or material breach by the officer of this Employment Agreement which the officer fails to cure within thirty (30) days after the Company gives the officer written notice of such breach; (iii) "change in control" means one or more sales or dispositions, within a twelve (12) month period, of assets representing a majority of the value of the assets of the Company or the acquisition (whether by purchase or through a merger or otherwise) of common stock of the Company immediately following which the holders of common stock of the Company immediately prior to such acquisition cease to own directly or indirectly common stock of the Company or its legal successor representing more than fifth percent (50%) of the voting power of the common stock of the Company or its legal successor.

        In connection with his hiring, we provided to Mr. Brew an Offer Letter, effective May 17, 2011 (the "Brew Letter"). Pursuant to the Brew Letter, Mr. Brew was offered an annual salary of $175,000 and is eligible to receive and increase in annual salary of $25,000 or more no later than May 17, 2012, which increase shall be based on Mr. Brew's work performance. Additionally, Mr. Brew is eligible to receive an annual performance bonus of 75% of his annual salary based on his achievement of the same goals established for the Chief Executive Officer's receipt of incentive compensation and participation in the Company's Executive Expense Allowance program to the extent of $15,000 per year. Mr. Brew also received equity compensation in the form of an option to purchase 50,000 shares of the Company's common stock, which option vests as to one-third of the underlying shares on each of the three subsequent anniversaries of the grant date, June 6, 2011. If after a minimum of six (6) months or continuous employment with the Company, but less than twelve (12) months of continuous employment with the Company, the Company terminates Mr. Brew's employment without cause, then Mr. Brew is entitled to severance pay in the form of salary continuation for a period of six (6) month, or twelve (12) months in the event of termination without cause in connection with a change of control event. If after twelve (12) months of continuous employment with the Company, the Company terminates Mr. Brew's employment without cause, then Mr. Brew is entitled to severance pay in the form of salary continuation for a period of twelve (12) months, or twenty-four (24) months in the event of termination without cause in connection with a change of control event.

        Mr. Tenwick had an employment agreement that expired in September of 2011. The Company is currently not a party to an employment agreement with either Mr. Brogdon.

Stock Incentive Plans

        At our 2011 Annual Meeting of Shareholders held on June 3, 2011, the stockholders of the Company adopted the 2011 Stock Option Plan. The 2011 Stock Incentive Plan is intended to further the growth and profitability of our Company by providing increase incentives to encourage the share ownership, on the part of key employees, officers, directors, and consultants and advisors who render services to the Company, and any future parent or subsidiary of the Company. The 2011 Stock Incentive Plan permits the granting of stock options and restricted stock awards (collectively, "Awards") to eligible participants. The 2011 Stock Incentive Plan authorizes issuance of options to purchase up to 1,050,000 shares of common stock (adjusted for stock dividends) and is administered by the Compensation Committee of the Board of Directors. Subject to the terms of the 2011 Stock Incentive Plan, the Compensation Committee has the sole discretion to determine the persons, who will be granted Awards under the 2011 Stock Incentive Plan and the terms and conditions of such Awards, and to construe and interpret the 2011 Stock Incentive Plan. The Compensation Committee is also responsible for making adjustments in outstanding Awards, the shares available for Awards, and the numerical limitations for Awards to reflect transactions such as stock splits and dividends. The Compensation Committee may delegate its authority to one or more directors or officers; provided, however, that the Committee may not delegate its authority and powers (i) with respect to Section 16 Persons, or (ii) in any way which would jeopardize the 2011 Stock Incentive Plan's qualifying under Section 162(n) of Code or Rule 16b-3 promulgated under the Exchange Act. The 2011 Stock Incentive Plan allows for the exercise of options through cash, or with the consent of the Committee: (a) by tendering previously acquired shares; (b) by tendering a full recourse promissory note of the optionee; (c) through a cashless exercise without the payment of cash by reducing the number of shares of common stock that would be obtainable upon the exercise of the option; (d) through a brokerage transaction; or (e) any combination of the foregoing. Benefits under the 2011 Stock Incentive Plan will depend on a number of factors, including the fair market value of the Company's common stock on future dates. Consequently, it is not possible to determine the benefits that might be received by participants receiving Awards under the 2011 Stock Incentive Plan. The Company is not obligated to make any future grants of awards under the 2011 Stock Incentive Plan. The 2011 Stock Incentive Plan provides the issuance of both incentive stock options and nonqualified stock options as permitted by the 2005 stock option plan described below. As of December 31, 2011, 277,000 incentive options with prices ranging from $4.96 to $5.75 and 210,000 nonqualified options with prices ranging from $4.32 to $7.00 have been granted under the 2011 Stock Incentive Plan. A total of 75,000 of these options have been forfeited due to routine staff attrition. See page 20 of this proxy statement concerning our proposal to amend the 2011 Plan to increase the number of shares of common stock available for issuance under the Plan from 1,000,000 to 2,000,000 shares.

        In November, 2007, the Board of Directors of the Company granted warrants to officers and directors of the Company equal to two warrants for every share of stock owned. The original warrants vested ratably over a period of five years and matured on the tenth anniversary of their grant. The exercise price of the warrants in each of the five years following the issuance of the warrants was initially determined as follows: warrants vesting in 2008 were exercisable at $1.21; warrants vesting in 2009 were exercisable at $2.25; warrants vesting in 2010 through 2012 were exercisable at a price equal to the greater of (i) the average closing price of the Company's common stock on NYSE-Amex exchange during the month of January each year or (ii) $3.00. The issuance of these Warrants was approved at a Special Meeting of the Shareholders on August 15, 2008. In connection with the Company's private placement approved by shareholders on November 30, 2009, the Company amended this plan to provide that (i) the unvested Warrants scheduled to vest in 2011 will be exercisable at $4.00 per share, (ii) the unvested Warrants scheduled to vest in 2012 will be eliminated; and (iii) all unexercised warrants would be exercisable on a cashless basis. The warrants that were to vest in 2012 will be replaced by a like number of Restricted Shares.

        In August 2005, we adopted a Stock Option Plan (the "2005 Plan") to secure for us and our shareholders the benefits arising from capital stock ownership by our officers, directors, employees, and consultants who are expected to contribute to our future growth and success. The 2005 Plan authorizes the grant of options to purchase an aggregate of 220,500 shares of our common stock (adjusted for stock splits and stock dividends) both as "incentive stock options" as that term is defined under Section 422(A) of the Internal Revenue Code of 1986, as amended, and stock options which do not qualify as incentive stock options ("non-qualified stock options"). The 2005 Plan provides that the Board of Directors or the Compensation Committee of the Board of Directors may grant options and otherwise administer the 2005 Plan. As of December 31, 2011, 166,800 incentive stock options and 32,200 non-qualified stock options have been granted at an exercise price of $1.50 per share under the 2005 Plan. A total of 61,400 of these options have been forfeited due to routine staff attrition.

        In August 2004, we adopted a Stock Option Plan ("2004 Plan") to secure for us and our shareholders the benefits arising from capital stock ownership by our officers, directors, employees, and consultants who are expected to contribute to our future growth and success. The terms and conditions of this plan is exactly the same as the 2005 Plan. The 2004 Plan authorizes the grant of options to purchase an aggregate of 132,300 shares of our common stock (adjusted for the stock split and stock dividends) As of December 31, 2011, 98,200 incentive stock options and 16,000 non-qualified stock options have been granted at an exercise price of $2.50 per share under the 2004 Plan. A total of 28,040 of these options have been forfeited due to routine staff attrition and 38,280 have expired.

Retirement Programs

        The Company's retirement programs are designed to facilitate the retirement of employees who have performed for AdCare over the long term. We currently maintain a 401(k) Plan with a match of 50% of the first 2% of an employee's gross income as well as non-qualified employee stock purchase program. The terms of these plans are essentially the same for all employees. Our named executive officers participate in the plans on the same basis as all other employees. AdCare does not provide our named executive officers any special benefits such as executive life insurance.

	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END OPTIONS/WARRANTS AWARDS							STOCK AWARDS
Name and Principal Position	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#)— unexercisable	Equity incentive plan awards: number of securities underlying unexercised earned options (#)	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested	Market value of stock that is not vested	Total number of unearned shares, units or other rights that have not vested	Market or payout value of unearned shares, units or other rights that have not vested
Chairman	104,260		0	1.11	11/16/2017	0	$0	0	$0
David A. Tenwick(1)	104,260			2.05	11/16/2017
	104,260			2.73	11/16/2017
	104,260			3.63	11/16/2017
Vice-Chairman & Chief	110,250		0	2.72	11/1/2017	150,000	$597,000	0	$0
Acquisitions Officer	110,250			3.63	11/1/2017
Christopher Brogdon(2)	110,250			4.53	11/1/2017
		100,000		6.00	11/18/2021
		50,000		7.00	11/18/2021
Co-CEO to 6/30/2011	2,205		0	1.36	5/09/2013	0	$0	0	$0
Gary L. Wade(3)	2,205			1.36	5/09/2014
	2,205			1.36	5/09/2015
	2,205			1.36	5/09/2016
	10,000			4.32	11/18/2016
	56,079			1.11	11/16/2017
	56,079			2.05	11/16/2017
	56,079			2.73	11/16/2017
	56,079			3.63	11/16/2017
CFO to 6/30/2011	3,528		0	2.27	8/24/2012	0	$0	0	$0
Scott Cunningham(4)	2,205			1.36	5/09/2012
	2,205			1.36	5/09/2013
	2,205			1.36	5/09/2014
	2,205			1.36	5/09/2015
	2,205			1.36	5/09/2016
	1,940			1.11	11/16/2017
	1,940			2.05	11/16/2017
	1,940			2.73	11/16/2017
	1,940			3.63	11/16/2017
	9,188			2.73	12/08/2014
	9,188			2.73	12/08/2014
	9,188			2.73	12/08/2014
Co-CEO to 6/30/12	87,500		0	3.93	1/10/2021	175,000	$696,500	0	$0
and CEO from 7/1/2011		87,500		3.93	1/10/2021
Boyd Gentry(5)		87,500		3.93	1/10/2021
CFO from 7/1/2011		17,500		5.48	6/6/2016	52,500	$208,950	0	$0
Martin D. Brew(6)		17,500		5.48	6/6/2016
		17,500		5.48	6/6/2016
COO—David Rubenstein(7)		100,000	0	4.13	12/19/2021	200,000	$796,000	0	$0
		100,000		4.97	12/19/2021

(1)
Warrants vested on the following schedule: 104,260 on 1/1/2008, 104,260 on 1/1/2009, 104,260 on 1/1/2010 and 104,260 on 1/1/2011.

(2)
Warrants vested on the following schedule: 110,250 on 9/24/2009, 110,250 on 9/24/2010 and 110,250 on 9/24/2011. Unvested options will vest as follows: 100,000 on 9/24/2012 and 50,000 on 9/24/2013.

(3)
Warrants and options vested on the following schedule: 2,205 on 5/9/2008, 2,205 on 5/9/2009, 2,205 on 5/9/2010, 2,205 on 5/9/2011, 10,000 on 11/18/2011, 56,079 on 1/1/2008, 56,079 on 1/1/2009, 56,079 on 1/1/2010 and 56,079 on 1/1/2011.

(4)
Warrants and options vested on the following schedule: 3,528 on 8/27/2007, 2,205 on 5/9/2007, 2,205 on 5/9/2008, 2,205 on 5/9/2009, 2,205 on 5/9/2010, 2,205 on 5/9/2011, 1,940 on 1/1/2008, 1,940 on 1/1/2009, 1,940 on 1/1/2010, 1,940 on 1/1/2011, 9,188 on 12/8/2009, 9,188 on 12/8/2010, and 9,188 on 12/8/2011.

(5)
Warrants vest on the following schedule: 87,500 on 1/10/2011, 87,500 on 1/10/2012 and 87,500 on 1/1/2013.

(6)
Options vest on the following schedule: 17,500 on 6/6/2012, 17,500 on 6/6/2013 and 17,500 on 6/6/2014.

(7)
Warrants vest on the following schedule: 33,333 on 12/19/2012, 66,666 on 12/19/2013, 66,667 on 12/19/2014, 33,334 on 12/19/2015.

Director Compensation

        The following Director Compensation table sets forth information regarding compensation paid to our non-employee directors. Directors who are employed by us do not receive any compensation for their activities related to serving on the Board of Directors.

DIRECTOR COMPENSATION—2011(1)

Name	Fees earned or paid in cash	Stock awards	Option awards	Non-equity incentive plan compensation	Change in pension value and non- qualified deferred compensation earnings	All other compensation	Total
Peter J. Hackett	$55,266	—	14,925	—	—	—	$70,191
Jeffrey Levine	$47,500	—	14,925	—	—	—	$62,425
Joshua J. McClellan	$44,500	—	14,925	—	—	—	$59,425
Philip S. Radcliffe	$57,266	—	14,925	—	—	—	$72,191
Laurence E. Sturtz	$47,500	—	14,925	—	—	—	$62,425

(1)
Messrs. Tenwick, Brogdon and Gentry are named executive officers and do not appear on this table and receive no director compensation. Mr. Wade's director compensation appears on the Summary Compensation Table.

        The following discloses the aggregate number of stock option awards exercisable for all directors:

        Mr. Tenwick—104,260 warrants exercisable at $1.11 per share, 104,260 warrants exercisable at $2.05 per share, 104,260 warrants exercisable at $2.73 per share and 104,260 warrants exercisable at $3.63, all exercisable within 60 days of March 31, 2012.

        Mr. Brogdon—110,250 warrants exercisable at $2.73 per share, 110,250 warrants exercisable at $3.63 per share, 110,250 warrants exercisable at $4.53 per share, all exercisable within 60 days of March 31, 2012.

        Mr. Wade—56,079 warrants exercisable at $1.11 per share, 56,079 warrants exercisable at $2.05 per share, 56,079 warrants exercisable at $2.73 per share, 56,079 warrants exercisable at $3.63 per share, 8,820 options exercisable at $1.36 per share and 10,000 options exercisable at $4.32 per share; all exercisable within 60 days of March 31, 2012.

        Mr. Gentry—175,000 warrants exercisable at $3.93 per share; all exercisable within 60 days of March 31, 2012.

        Mr. Hackett—7,720 options exercisable at $1.36 per share, 10,000 options exercisable at $4.32 per share, 882 warrants exercisable at $1.11 per share, 882 warrants exercisable at $2.05 per share, 882 warrants exercisable at $2.73 per share and 882 warrants exercisable at $3.63 per share; all exercisable within 60 days of March 31, 2012.

        Mr. Levine—7,720 options exercisable at $1.36 per share, 10,000 options exercisable at $4.32 per share, 3,087 warrants exercisable at $1.11 per share, 3,087 warrants exercisable at $2.05 per share, 3,087 warrants exercisable at $2.73 per share and 3,087 warrants exercisable at $3.63 per share; all exercisable within 60 days of March 31, 2012.

        Mr. McClellan—10,000 options exercisable at $4.32 per share; all exercisable within 60 days of March 31, 2012.

        Mr. Radcliffe—441 options exercisable at $2.27 per share, 7,720 options exercisable at $1.36 per share, 10,000 options exercisable at $4.32 per share, 4,907 warrants exercisable at $1.11 per share, 4,907 warrants exercisable at $2.05 per share, 4,907 warrants exercisable at $2.73 per share and 4,907 warrants exercisable at $3.63 per share; all exercisable within 60 days of March 31, 2012.

        Mr. Sturtz—7,720 options exercisable at $1.36 per share, 10,000 options exercisable at $4.32 per share, 9,667 warrants exercisable at $1.11 per share, 9,667 warrants exercisable at $2.05 per share, 9,667 warrants exercisable at $2.73 per share and 9,667 warrants exercisable at $3.63 per share; all exercisable within 60 days of March 31, 2012.

Non-Employee Director Reimbursement

        Directors who are not employed by us receive a retainer of $4,500 per month plus $1,000 for each meeting attended in person and $500 for each meeting attended via conference call. Committee chairs receive an additional $1,100 per month as a retainer. These directors are also reimbursed for travel and other out-of-pocket expenses connected to Board travel.

INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMPANY STOCK

        The Board of Directors proposes and recommends the approval of an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Company stock from 30,000,000 shares presently authorized to 60,000,000 shares. Accordingly, the Board proposes to amend Article Fourth of the Company's Articles of Incorporation to read in its entirety as follows:

        "FOURTH: The number of shares which the corporations authorized to have outstanding is: 60,000,000, divided into two classes consisting of (1) 55,000,000 shares, no par value, common, and (2) 5,000,000 shares of Serial Preferred, which Serial Preferred Shares may be issued for any purpose and for such consideration as may be fixed from time to time by the Board of Directors without further approval from the shareholders except where required by law."

        If the proposed amendment is adopted, the Company intends to file a Certificate of Amendment to its Articles of Incorporation on or about June 4, 2012.

        The Board has determined that the-proposal to increase the number of shares of authorized stock is desirable and in the stockholders' best interest because it would provide the Company with the ability to support its present capital needs and future anticipated growth and would provide the Company with the flexibility to consider and respond to future business opportunities and needs as they arise, including equity offerings, acquisitions, stock dividends, issuances under stock incentive plans and other corporate purposes. The availability of additional shares of stock would permit the Company to undertake certain of the foregoing actions without the delay and expense associated with holding a special meeting of shareholders to obtain shareholder approval each time such an opportunity arises that would require the issuance of shares of our common stock.

        The additional shares of stock for which authorization is sought would have the same par value and the same voting rights and rights to dividends and other distributions that will be identical in all respects to the shares of our stock now authorized. The preferred stock to be authorized is commonly referred to as "blank check" preferred stock because our Board of Directors has broad authority to determine voting, dividend, conversion, participating, and other special rights and qualifications with respect to such stock. The proposed amendment would not change the terms of our stock nor would it affect the rights of the holders of currently issued and outstanding shares of our stock. If this proposal is approved, the additional shares of our stock may be issued from time to time upon authorization of our Board, without further approval by our shareholders, unless otherwise required by applicable law, and for the consideration that our Board may determine is appropriate and as may be permitted by applicable law. The authorization of the additional shares of our stock sought by this proposal would not have any immediately dilutive effect on the proportionate voting power or other rights of our existing shareholders. To the extent that the additional authorized shares of our stock are issued in the future, however, they may decrease the existing shareholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to existing shareholders.

        The proposed increase in the authorized number of shares of stock, enabling the Company to issue additional common and "blank check" preferred shares, could, in certain instances, have the effect of discouraging unsolicited takeover attempts or inhibiting the removal of incumbent management and may limit the opportunity for stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. For example, the issuance of newly authorized shares of common stock could be used to prevent or deter a change of control through dilution of stock ownership of persons seeking to take control or by rendering a transaction proposed by such persons more costly.

        The issuance of blank check preferred stock may have a similar deterrent effect. Blank check preferred stock enables our Board of Directors to issue preferred stock, without further shareholder approval, with such rights, preferences, privileges and restrictions as may be determined by our Board. In response to a hostile take-over attempt, our Board could issue such stock to a friendly party or "white knight" or could establish conversion or other rights in the preferred stock resulting in the dilution of our common stock making an acquisition impossible or less attractive.

        Our Board of Directors is not aware of any attempts to take control of the Company and has not presented this proposal to increase the number of authorized shares with the intent that it be utilized as an anti-takeover device. The Company has no present intention to issue any material amount of common or preferred stock in connection with any exchange, merger, consolidation, acquisition or similar transaction.

        As of March 16, 2012, of the 29,000,000 shares of common stock presently authorized, a total of 12,202,042 shares were issued and outstanding, no shares were held in the Company's treasury. There are currently no shares of preferred stock issued and outstanding.

        The affirmative vote of holders of a majority of the outstanding shares of common stock authorized to vote on this proposal is required for adoption of the proposed amendment to the Company's Articles of Incorporation. The failure to vote, abstentions and broker non-votes will have the same effect as a vote against this proposal, although abstentions and broker non-votes will be counted as "present" for purposes of determining a quorum.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS PROPOSAL TO AMEND ARTICLE FOURTH OF OUR ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMPANY STOCK FROM 30,000,000 SHARES TO 60,000,000 SHARES.

INCREASE THE NUMBER OF SHARES RESERVED FOR USE UNDER THE 2011 STOCK INCENTIVE PLAN

        At our 2011 annual meeting, shareholders adopted our 2011 Stock Incentive Plan the ("2011 Plan"). The purpose of the 2011 Plan is to further the growth and the profitability of the Company by providing increased incentives to and encourage share ownership on the part of key employees, officers and directors of, and consultants and advisers who render services to the Company, and any future parent or subsidiary of the Company. The 2011 Plan permits granting of the stock options and restricted stock awards (collectively, "Awards"). Options granted under the Plan may include non-statutory options as well as incentive stock options intended to qualify under Section 422 of the Internal Revenue Code.

        The aggregate number of shares of common stock which may be issued under the 2011 Plan was originally set at 1,000,000 shares. In order to continue and to enhance the effectiveness of the 2011 Plan, the Board approved, subject to stockholder approval, an amendment to increase the number of shares of common stock available for issuance under the Plan from 1,000,000 to 2,000,000.

        The Board believes the approval of the amendment is necessary in order to make shares available for future awards, in part, due to the following:

  •
  As of the date of this proxy, 127,000 incentive stock options with prices ranging from $4.96 to $5.75 and 360,000 nonqualified stock options with prices ranging from $4.32 to $7.00 have been issued under the 2011 Plan.

  •
  It is anticipated that meeting the objectives and requirements of the 2011 Plan will likely utilize all of the shares presently available for awards under the Plan prior to the 2013 Annual Meeting of Shareholders.

  •
  The Company faces increasing competition from industry to retain its talented and experienced staff and add staff as appropriate, and we believe that retaining the flexibility to issue additional equity awards over time is an effective incentive for retention.

        In view of the limited number of shares remaining for grants under the 2011 Plan and the continued need to attract and maintain individuals of the highest caliber to positions on the Board, management and employment, the Board has concluded that the maximum number of shares of common stock that may be issued under the Plan should be increased from the current maximum of 1,000,000 to an aggregate of 2,000,000 shares.

        The full text of the proposed amendment to increase the number of shares under the 2011 Plan is attached to this proxy statement as Annex A.

Administration of 2011 Plan

        The 2011 Plan is administered by the Company's Stock Option and Compensation Committee (the "Committee"). The members of the Committee must qualify as "non-employee directors" under of the Securities Exchange Act of 1934 ("Rule 16b-3"), and as "outside directors" under section 162(m) of the Internal Revenue Code (the "Code"). Subject to the terms of the 2011 Plan, the Committee has the sole discretion to determine the employees, directors and consultants who shall be granted Awards, the terms and conditions of such Awards, and to construe and interpret the 2011 Plan. The Committee also is responsible for making adjustments in outstanding Awards, the shares available for Awards, and the numerical limitations for Awards to reflect any transactions such as stock splits or stock dividends. The Committee may delegate its authority to one or more directors or officers; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize 2011 Plan's qualification under Section 162(m) of the Code or Rule 16b-3, The Board of Directors may amend or terminate 2011 Plan at any time and for any reason, but to the extent required under Rule 16b-3, material amendments to the 2011 Plan must be approved by the shareholders.

Eligibility to Receive Awards

        Eligibility to participate in 2011 Plan extends to the management, key employees, directors and consultants of the Company. As of the date of this proxy 31 persons have been granted Awards under the 2011 Plan.

Options

        The Committee may grant incentive stock options, which entitle the holder to favorable tax treatment, and/or non-statutory options. The number of shares covered by each option is determined by the Committee. The Committee will determine the option price per share of each option granted under the Plan, provided that the option price of each incentive stock option granted under the Plan may not be less than the fair market value of a share on the date of grant of such option.

        Within five business days following the date of exercise of an option, the optionee or other person exercising the option will make full payment of the option price in cash or, with the consent of the Committee:

  (i)
  by tendering previously acquired shares (valued at fair market value, as determined by the Committee, as of such date of tender);

  (ii)
  with a full recourse promissory note of the optionee for the portion of the option price in excess of the par value of shares subject to the option, under terms and conditions determined by the Committee;

  (iii)
  without the payment of cash (a "Cashless Exercise"), by reducing the number of shares of Common Stock that would be obtainable upon the exercise of the Option and payment of the Exercise Price in cash so as to yield a number of shares of Common Stock upon the exercise of the Option equal to the product of (a) the number of shares of Common Stock for which the Option is exercisable as of the date of exercise (if the Exercise Price were being paid in cash) and (b) the Cashless Exercise Ratio. The "Cashless Exercise Ratio" shall equal a fraction, the numerator of which is the excess of the current market price per share of Common Stock on the Exercise Date over the Exercise Price per share as of the Exercise Date and the denominator of which is the Current Market Price per share of the Common Stock on the Exercise Date. Upon surrender of an Option in connection with the holder's option to elect a Cashless Exercise, the number of shares of Common Stock deliverable upon a Cashless Exercise shall be equal to the number of shares of Common Stock issuable upon the exercise of an Option that the holder specifies are to be exercised pursuant to a Cashless Exercise multiplied by the Cashless Exercise Ratio;

  (iv)
  if the shares subject to the option have been registered under the Securities Act of 1933, as amended, and there is a regular public market for the shares, by delivering to the Company on the date of exercise of the option written notice of exercise together with: (A) written instructions to forward a copy of such notice of exercise to a broker or dealer, as defined in section 3(a)(4) and 3(a)(5) of the Securities Exchange Act of 1934, as amended ("Broker"), designated in such notice and to deliver to the specified account maintained with the Broker by the person exercising the option a certificate for the Shares purchased upon the exercise of the option, and (B) a copy of irrevocable instructions to the Broker to deliver promptly to the Company a sum equal to the purchase price of the Shares purchased upon exercise of the option and any other sums required to be paid to the Company under the Plan; or

  (v)
  any combination of the foregoing. If tax offset payments sufficient to allow for withholding of taxes are not being made at the time of exercise of an option, the Company shall have the right to require the optionee or other person exercising such option to remit to the Company, by deduction from salary, wages or otherwise, an amount sufficient to satisfy federal, state and local withholding tax requirements or to deduct from all payments made under the Plan, including tax offset payments, amounts sufficient to satisfy all withholding tax requirements.

        The Committee determines the period during which each option may be exercised; provided, however, that any incentive stock option granted under 2011 Plan will have an option period which does not exceed 10 years from the date of grant. If the grant of any option becomes-subject to Code

Section 409A, then notwithstanding the foregoing, the Committee-designated exercise period may be modified to include only those dates that are compliant with Code Section 409A's distribution rules.

        Options will expire at such time as the Committee determines at the date of grant; provided, however, that no incentive stock options may be exercised on or after 10 years from the date of grant.

Termination of Options

        Any option granted under the 2011 Plan will, subject to earlier termination by its terms, terminate automatically if not exercised:

  •
  within 30 days after the optionee's termination of employment with the Company (other than by reason of death, disability, or for cause);

  •
  within one year after the employee's death or termination of employment by the Company by reason of disability, as defined in the 2011 Plan; and

  •
  immediately upon termination by the Company for Cause, as defined in the 2011 Plan.

Restricted Stock Awards

        Restricted stock awards are shares of the Company's common stock which vest in accordance with terms established by the Committee in its discretion. For example, the Committee may provide that restricted stock will vest only if one or more performance goals are satisfied and/or only if the participant remains employed with the Company for a specified period of time. Any performance measures may be applied on a Company-wide or an individual business unit basis, as deemed appropriate in light of the participant's specific responsibilities.

Awards to be Granted to Certain Individuals and Groups

        The Committee has discretion to determine the number and type of Awards to be granted to any employee, director or consultant. Accordingly, the actual number and type of Awards to be granted in the future is not determinable.

Non-transferability of Options

        Except for non-statutory stock options, Awards granted under the 2011 Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. Non-statutory stock options may be transferred for no consideration to family members or to trusts or other entities for their benefit, or to other persons, if approved by the Committee.

Tax Aspects

        As explained below, each type of Award has different federal income tax consequences. In addition to these, a participant may also be subject to foreign, state and local income or other tax consequences in the jurisdiction in which the participant works and/or resides. The following is a brief general summary of the material federal income tax consequences with respect to Awards under the 2011 Plan. It is not intended to be tax advice to participants. We do not intend the following discussion to be a complete explanation of all of the federal income tax consequences of participating in the 2011 Plan. Participants in the 2011 Plan should rely on their own tax advisers concerning the specific tax consequences to them, including the applicability and effect of state, local and foreign tax laws.

Stock Options

        The 2011 Plan allows the Committee to grant non-statutory as incentive stock options. Generally, no income is recognized when either type of stock option is granted to the participant, but the subsequent tax treatment differs widely.

Non-statutory Stock Options

        Generally, if a participant exercises a non-statutory stock option, the excess of the fair market value of a share on the date of exercise over the stock option price is ordinary compensation income to the participant at the time of the exercise. The tax basis for the shares purchased is their fair market value on the date of exercise. Any gain or loss that the participant realizes from a later sale of the shares for an amount in excess of or less than the tax basis of the shares will be taxed as capital gain or loss, respectively. The character of the gain or loss (short-term or long-term) will depend upon how long the participant held the shares since exercise. Generally capital gains will be taxable as long-term capital gains if the shares are held more than one year from exercise.

Incentive Stock Options

        Generally, a participant will recognize no regular taxable income upon the exercise of an incentive stock option. The tax basis of the shares acquired will be the exercise price. If the participant meets the Holding Periods described below, all gain or loss that he or she realizes upon a later sale of the shares for an amount in excess of or less than their tax basis will be taxed as a capital gain or loss. To receive this favorable treatment, the participant must not dispose of the shares that he or she acquires by exercising an incentive stock option within two years after the date the stock option was granted, nor within one year after the exercise date (the "Holding Periods"). If the participant disposes of the shares before the end of the Holding Periods, the amount of that gain which equals the lesser of: (1) the difference between the fair market value on the exercise date and the stock option price; or (2) the difference between the sale price and the stock option price, will be taxed as ordinary income. Any remaining gain or loss will be taxed as short-term or long-term capital gain, depending upon how long the participant held the shares.

Alternative Minimum Tax—Incentive Stock Options

        For determining a participant's alternative minimum taxable income subject to the alternative minimum tax, a participant's exercise of an incentive stock option will result in the recognition of alternative minimum taxable income at the time of the exercise of the stock option in an amount equal to the excess of the fair market value of the shares on the exercise date over the stock option price.

Restricted Stock

        In general, a participant who is granted restricted shares of common stock will not recognize taxable income upon grant, but instead will recognize ordinary income when the shares vest and are no longer subject to restriction. Alternatively, within 30 days of the grant of the restricted stock a participant may elect, under Section 83(b) of the Code, to be taxed at the time of the grant. In all cases, the amount of ordinary income that a participant recognizes will be equal to the fair market value of the shares at the time the participant recognizes in income, less the price paid for the shares, if any. Generally, any gain recognized thereafter will be capital gain or loss.

AdCare Health Systems, Inc.

        Generally, we will be entitled to a tax deduction for an Award made under the 2011 Plan to the extent that the participant recognizes ordinary income from the Award. Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to our Chief Executive Officer and to each of the other four most highly compensated executive officers. The general rule is that compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000 or qualifies as "performance-based" compensation under Section 162(m). We have designed the Plan so that Awards to covered officers should qualify as performance-based compensation under Section 162(m).

Deferred Compensation/Section 409A Awards

        Section 409A of the Code provides that covered amounts deferred under a nonqualified deferred compensation plan are includable in the participant's gross income to the extent not subject to a substantial risk of forfeiture and not previously included in income, unless certain requirements are met, including limitations on the timing of deferral elections and events that may trigger the distribution of deferred amounts.

        The Company has designed the Plan so that Awards are either intended to comply with, or are exempt from coverage of, Section 409A of the Code. The Company intends to continue to review the terms of the Plan and may, subject to the terms of the Plan, adopt additional amendments to comply with current and additional guidance issued under Section 409A of the Code. However, if an Award fails to meet or is not granted in compliance with these new requirements the award may be subject to an additional 20% tax and interest.

Required Vote

        Approval of the attached amendment increasing the number of shares reserved for use under the 2011 Plan requires the affirmative vote of a majority of the shares represented and voting, in person or by proxy, at the Annual Meeting.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO INCREASE THE NUMBER OF SHARES RESERVED FOR USE UNDER THE 2011 STOCK INCENTIVE PLAN.

 REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

        Our Audit Committee selected Battelle & Battelle LLP to perform the 2011 audit for the Company. Battelle & Battelle LLP served as our registered independent public accounting firm during 2011 and 2010 and throughout the periods covered by our financial statements. A representative of Battelle & Battelle LLP is expected to attend the annual meeting of shareholders in order to respond to appropriate questions from shareholders, and will have the opportunity to make a statement.

Fees of the Registered Independent Public Accounting firm for the year ended December 31, 2011 and December 31, 2010

Audit Fees

        The aggregate fees billed by Battelle & Battelle LLP for professional services rendered by it for the audit of our annual financial statements and review of financial statements included in our Forms 10-K and 10-Q were $372,000 for 2011 and $303,000 for 2010.

Audit Related Fees

        Additionally, we paid $144,400 in 2011 and $162,700 in 2010 in audit related fees for the audit of our HUD properties, other stand-alone facility attestations and additional services related to acquisitions, registration statements and other regulatory filings. All audit related fees were approved by the audit committee pursuant to its preapproval policy.

Tax Fees

        None.

All Other Fees

        None.

Pre-Approval Policy

        The Audit Committee is required to pre-approved all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent auditor and other registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 that are approved by the Audit Committee prior to completion of the audit.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act requires our officers, directors and greater than 10% shareholders to file reports of ownership and changes in ownership of our securities with the Securities and Exchange Commission ("SEC"). Copies of the reports are required by SEC regulation to be furnished to us. Based on our review of such reports, and written representations from reporting persons, we believe that all reporting persons complied with all filing requirements during the year ended December 31, 2011 except that (1) Mr. McClellan filed late one Form 4 relating to one transaction occurring in 2011; and (2) Mr. Brogdon and his spouse filed late: (i) one Form 4 relating to 10 transactions occurring in 2011; (ii) on Form 4 relating to one transaction occurring in 2010; (iii) one Form 4 relating to three transaction occurring in 2009; and (iv) seven Form 4s relating to 13 transactions occurring in 2008.

CERTAIN INFORMATION AND RELATED PARTY TRANSACTIONS

Riverchase Village ADK, LLC

        On April 9, 2010, Riverchase Village ADK, LLC ("Riverchase"), then our wholly owned subsidiary, entered into a Purchase Agreement with an Oklahoma limited liability company controlled by a bank ("Riverchase Seller") to acquire the assets of Riverchase Village, a 105 bed assisted living facility located in Hoover, Alabama. The purchase price was approximately $5,000,000. On June 22, 2010, we assigned to Mr. Brogdon, our Vice Chairman and Chief Acquisition Officer and a significant stockholder, 100% of the membership interests in Riverchase. On June 25, 2010, Riverchase, then owned by Mr. Brogdon, purchased Riverchase Village pursuant to the terms of the Purchase Agreement.

        In connection with financing the Riverchase Village transaction, Riverchase borrowed from the Medical Clinic Board of the City of Hoover the proceeds from the issuance of $5,845,000 First Mortgage Healthcare Facility Revenue Bonds (Series 2010 A) and $520,000 First Mortgage Revenue Bonds (Series B), which proceeds were used to acquire Riverchase Village, pay the cost of certain repairs and improvements to Riverchase Village, fund certain services and pay the cost of the issuance of the bonds. As part of the financing, each of AdCare and Mr. Brogdon guaranteed Riverchase's obligations under the bonds. For a further description regarding the bonds, see Note 8 to our Consolidated Financial Statements included elsewhere in this Annual Report. Riverchase Seller refunded to AdCare the $250,000 of earnest money related to the Riverchase Village transaction.

        As consideration for: (i) our assignment of 100% of the membership interests in Riverchase to Mr. Brogdon; and (ii) our guaranteeing the bonds, Mr. Brogdon granted to us an option, exercisable until June 22, 2012, to acquire Riverchase for an exercise price of $100,000 and otherwise under the same terms and conditions set forth in the Purchase Agreement. In addition, we entered into a five year management contract with Riverchase to manage Riverchase Village.

Mountain Trace

        Effective January 1, 2011, pursuant to an Operations Transfer Agreement, we acquired the operations and selected assets of Mountain Trace, a 106 bed skilled nursing facility located in Sylva, North Carolina. To complete the acquisition, we issued a secured promissory note in the amount of $5,000,000. The promissory note was secured by the Mountain Trace facility and was guaranteed personally by each of Mr. Brogdon and his spouse, Connie Brogdon, also a significant stockholder.

Oklahoma Operations

        Effective August 1, 2011, entities controlled by Mr. Brogdon and his spouse, Connie Brogdon, purchased five skilled nursing facilities located in Oklahoma. In connection with the closing of this purchase, we paid closing costs on behalf of these entities in the amount of $56,894. These entities refunded the $56,894 to us in February of 2012.

        Effective August 1, 2011, we began providing certain administrative services to these facilities and intend to negotiate an option agreement with these entities to provide us exclusive rights to acquire the facilities in the future.

Red Rose Facility

        On October 31, 2011, pursuant to the terms of an Assignment of Lease and Landlord's Consent, Rose Missouri Nursing, LLC, our wholly owned subsidiary, became the tenant and operator of the Red Rose Facility, a 90 bed skilled nursing facility located in Cassville, Missouri. In connection with this transaction, Mr. Brogdon and his spouse, Connie Brogdon, each personally guaranteed the performance of our obligations, including payment obligations, under the lease. In consideration of these personal guaranties, we paid to Mr. Brogdon the amount of $25,000 as a guaranty fee.

Office Subleases

        We currently sublease on a month-to-month basis from Winter Haven Homes, Inc., a corporation owned and controlled by Mr. Brogdon ("Winter Haven"), office space in the Buckhead area of Atlanta, Georgia. This sublease commenced in April 2011. Pursuant to this sublease, we pay to Winter Haven on a monthly basis base rent of approximately $4,257, which includes all taxes, insurance and utilities. We paid an aggregate of $38,314 in rent under this sublease in 2011. We also reimburse Winter Haven for our share of office supplies and other office expenses, which averages about $1,000 per month.

        We currently sublease on a month-to-month basis from JRT Group Properties, LLC ("JRT"), and the office space in Roswell, Georgia which we use as our service center. Mr. Brogdon's son is a one-third owner of JRT. This sublease commenced in April 2011. Pursuant to this sublease, we pay to JRT on a monthly basis base rent of approximately $10,457. We paid an aggregate of $94,120 in rent under this sublease in 2011. We periodically pay unrelated third parties for utilities and property taxes with respect to office space, and we pay to an unrelated office building association monthly dues in the amount of $1,200. On or about September 15, 2011, we entered into a Purchase Agreement with JRT, pursuant to which we have agreed to purchase this office space for an amount equal to JRT's outstanding liabilities with respect thereto plus any accrued but unpaid property taxes at the time of the closing of the purchase transaction. We anticipate that this purchase amount will be approximately $1.2 million.

 SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

        Each year our Board of Directors submits its nominations for election of directors at the annual meeting of shareholders. Other proposals may be submitted by the Board of Directors or the shareholders for inclusion in the proxy statement for action at the annual meeting. Any proposal submitted by a shareholder for inclusion in the proxy statement for the annual meeting of shareholders to be held in 2013 must be received by us (addressed to the attention of the Secretary) on or before December 19, 2012. Any shareholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation at our 2013 annual meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by us after December 19, 2012. To be submitted at the meeting, any such proposal must be a proper subject for shareholder action under the laws of the State of Ohio.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

        We are delivering this Proxy Statement and an annual report to all stockholders of record as of the record date. Stockholders residing in the same household who hold their shares in the name of a bank, broker or other holder of record may receive only one Proxy Statement and annual report if previously notified by their bank, broker or other holder. This process, by which only one proxy statement and annual report, as the case may be, is delivered to multiple security holders sharing an address, unless contrary instructions are received from one or more of the security holders, is called "householding." Householding may provide convenience for stockholders and cost savings for companies. Once begun, householding may continue unless instructions to the contrary are received from one or more of the stockholders within the household.

        Street name stockholders in a single household who received only one copy of the Proxy Statement or annual report may request to receive separate copies in the future by following the instructions provided on the voting instruction form sent to them by their bank, broker or other holder of record. Similarly, street name stockholders who are receiving multiple copies may request that only a single set of materials be sent to them in the future by checking the appropriate box on the voting instruction form. Alternatively, street name stockholders whose holders of record utilize the services of Broadridge Financial Solutions (as indicated on the voting instruction form sent to them) may call 1-800-353-0103. The instructions must include the stockholder's name and account number and the name of the bank, broker or other holder of record. Otherwise, street name stockholders should contact their bank, broker or other holder.

        If you are a registered stockholder receiving multiple copies of this Proxy Statement, you also may request orally or in writing to receive a single copy of this Proxy Statement by calling 1-937-964-8974, or writing to AdCare Health Systems.

 ANNEX A

Amendment
to the
AdCare Health Systems, Inc.
2011 Stock Incentive Plan

        This Amendment to the 2011 Stock Incentive Plan (the "Plan"), is dated as of                                    , 2012, and hereby amends and revises the third sentence of Section 5 of the Plan to read in its entirety as follows:

  "The aggregate number of Shares which may be granted or awarded under the Plan may not exceed 2,000,000 Shares, subject to adjustment in accordance with the terms of paragraph 14 of the Plan".

        Except as otherwise specifically modified by this Amendment, all terms and provisions of the Plan shall remain in full force and effect.

AdCare Health Systems, Inc.
By:	/s/ MARTIN D. BREW Martin D. Brew Chief Financial Officer

 PROXY
ADCARE HEALTH SYSTEMS, INC.

Annual Meeting of Shareholders
June 1, 2012

        The undersigned hereby appoints David A. Tenwick and Carol J. Groeber and each of them, with full power of substitution, as proxies for the undersigned to attend the Annual Meeting of Shareholders of AdCare Health Systems, Inc. (the "Company") to be held at the Hilton Columbus at Easton, 3900 Chagrin Drive, Columbus, Ohio 43219 at 10:00 a.m., EST, on June 1, 2012, and at any adjournment thereof, to vote and act with respect to all shares of the Company, which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:

        1.     RESOLVED, that pursuant to the Articles of Incorporation, as amended, and the Code of Regulations of the Company, the following persons be, and they hereby are, elected Directors of the Company, to serve for following terms or until their successors are duly qualified and elected:

Jeffrey L. Levine	3 Years
David A. Tenwick	3 Years
Gary L. Wade	3 Years

FOR ☐	AGAINST ☐	WITHHELD ☐

        Except, vote withheld from the following nominee(s):

        2.     RESOLVED, that Article Fourth of the Company's Articles of Incorporation be amended to read in its entirety as follows:

"FOURTH: The number of shares which the corporation is authorized to have outstanding is: 60,000,000, divided into two classes consisting of (1) 55,000,000 shares, no par value, common, and (2) 5,000,000 shares of Serial Preferred, which Serial Preferred Shares may be issued for any purpose and for such consideration as may be fixed from time to time by the Board of Directors without further approval from the shareholders except where required by law."

FOR ☐	AGAINST ☐	WITHHELD ☐

        3.     RESOLVED, that the third sentence of Section 5 of the Company's 2011 Stock Incentive Plan be revised and amended in its entirety as follows:

        "The aggregate number of Shares which may be granted or awarded under the Plan may not exceed 2,000,000 Shares, subject to adjustment in accordance with the terms of paragraph 14 of the Plan".

FOR ☐	AGAINST ☐	WITHHELD ☐

        4.     To transact such other business as may properly come before the 2012 Annual Meeting of the Shareholders of the Company or any adjournment thereof:

FOR ☐	AGAINST ☐	WITHHELD ☐

        This proxy when properly executed will be voted as specified by the shareholder. If no specifications are made, the proxy will be voted FOR proposal 1 through 3.

        Please date and sign your name below as it appears on your stock certificate.

Dated:	, 2012
Signature
Signature (if held jointly)

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 1, 2012
ELECTION OF DIRECTORS
INFORMATION CONCERNING THE BOARD OF DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL SHAREHOLDERS
MANAGEMENT
Executive Officers and Directors
EQUITY COMPENSATION PLAN INFORMATION
SUMMARY COMPENSATION TABLE
DIRECTOR COMPENSATION—2011(1)
INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMPANY STOCK
REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN INFORMATION AND RELATED PARTY TRANSACTIONS
SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING
DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS
ANNEX A
Amendment to the AdCare Health Systems, Inc. 2011 Stock Incentive Plan
PROXY ADCARE HEALTH SYSTEMS, INC.